Exhibit 99.2

Hampton Roads Bankshares, Inc. and Xenith Bankshares, Inc.

Shareholders Approve Merger

VIRGINIA BEACH, VA, AND RICHMOND, VA, July 28, 2016 – Hampton Roads Bankshares, Inc. (“HRB”) (Nasdaq: HMPR), the holding company for The Bank of Hampton Roads (“BOHR”), and Xenith Bankshares, Inc. (“XBKS”) (Nasdaq: XBKS), the holding company for Xenith Bank, announced today that each company’s shareholders have approved the proposed merger of XBKS and HRB and certain related matters at special meetings held today in Richmond by XBKS and Virginia Beach by HRB.

Upon the completion of the proposed transaction, XBKS will merge with and into HRB and Xenith Bank will merge with and into BOHR. In connection with the merger, HRB’s shareholders also approved a name change for the combined company, which will assume the Xenith Bankshares, Inc. name for the holding company and the Xenith Bank name for all banking operations. Headquarters for the combined company will be in Richmond, Virginia and commencing August 1, 2016, shares of the combined company will trade on the Nasdaq Stock Market under the symbol “XBKS.”

The merger is expected to close tomorrow, July 29, 2016, subject to customary closing conditions.

About Hampton Roads Bankshares, Inc.

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia. HRB’s primary subsidiary is BOHR. BOHR engages in general community and commercial banking business, targeting the needs of individuals and small- to medium-sized businesses in our primary service areas. As of March 31, 2016, total assets were $2.040 billion, total deposits were $1.684 billion and total shareholders’ equity was $293.6 million. Currently, BOHR operates 17 full-service offices in the Hampton Roads region of southeastern Virginia, 10 full-service offices throughout Richmond, Virginia and the Northeastern and Research Triangle regions of North Carolina that do business as Gateway Bank and 7 full-service offices on the Eastern Shore of Virginia and in Maryland and 4 loan production offices in Maryland, Delaware and Virginia that do business as Shore Bank. Through various divisions, BOHR also offers mortgage banking and marine financing.

For more information about Hampton Roads Bankshares, please visit: www.bankofhamptonroads.com.

About Xenith Bankshares, Inc.

Xenith Bankshares, Inc. is the holding company for Xenith Bank. Xenith Bank is a full-service, locally-managed commercial bank, specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients, and select retail banking clients. As of June 30, 2016 the company had total assets of $1.07 billion, total deposits of $917.4 million, and total shareholders’ equity of $108.4 million. Xenith Bank’s target markets are Greater Washington, D.C., Richmond, Virginia, and Greater Hampton Roads, Virginia metropolitan statistical areas. The company is headquartered in Richmond, Virginia and currently has eight branch locations in Herndon, Richmond, Suffolk and Gloucester, Virginia, and one loan production office in Newport News, Virginia.

For more information about Xenith Bankshares, please visit: www.xenithbank.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving HRB’s and XBKS’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in HRB’s and XBKS’ public filings with the Securities and Exchange Commission, including those outlined under “Risk Factors” in HRB’s registration statement on Form S-4 (Registration Statement No: 333-210643), which includes a joint proxy statement of XBKS and HRB and a prospectus of HRB and proxy statements filed by each of XBKS and HRB, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the ability to satisfy closing conditions to the merger; a delay in closing the merger; difficulties and delays in integrating the HRB and XBKS businesses or fully realizing cost savings and other benefits of the proposed transaction; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; HRB’s and XBKS’ businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the inability to realize deferred tax assets within expected time frames or at all; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Contacts:	Charles M. Johnston of Hampton Roads Bankshares, Inc., (757) 217-1000
Thomas W. Osgood of Xenith Bankshares, Inc., (804) 433-2209